CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-171082) of Targa Resources Corp. of our report dated February 25, 2011, relating to the consolidated financial statements, which appears in this Form 10-K.

/s/PricewaterhouseCoopers LLP
Houston, Texas
February 25, 2011